EXHIBIT 23.3

                                  Exhibit 23.3
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VoiceStream Wireless Corporation of our report dated February 4, 2000 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 which is incorporated by reference in the Registration Statement on Form S-4 of VoiceStream Wireless Corporation dated October 4, 2000.

/s/ Arthur Andersen LLP

Atlanta, Georgia
February 12, 2001